UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 12, 2015

SYNTA PHARMACEUTICALS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-33277	04-3508648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Hartwell Avenue

Lexington, MA  02421

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (781) 274-8200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                  Entry into a Material Definitive Agreement.

On October 16, 2015, Synta Pharmaceuticals Corp. (the “Company”) entered into an at-the-market issuance sales agreement (the “Agreement”), with Cowen and Company, LLC (“Cowen”) pursuant to which the Company may issue and sell shares of its common stock, par value $0.001 per share (the “Common Stock”) having an aggregate offering price of up to $100,000,000 (the “Placement Shares”) through Cowen as its sales agent.  Any sales of shares of the Company’s Common Stock pursuant to the Agreement will be made under the Company’s effective shelf registration statement on Form S-3 (File No. 333-206135) and the related prospectus supplement dated October 16, 2015 and filed on October 16, 2015.

Cowen may sell the Placement Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act of 1933, as amended, including, without limitation, sales made by means of ordinary brokers’ transactions on The NASDAQ Global Market or otherwise at market prices prevailing at the time of sale, in block transactions, or as otherwise directed by the Company. Cowen will use commercially reasonable efforts to sell the Placement Shares from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay Cowen a commission of up to three percent (3.0%) of the gross sales proceeds of any Placement Shares sold through Cowen under the Agreement, and also has provided Cowen with customary indemnification and contribution rights.

The Company is not obligated to make any sales of Common Stock under the Agreement. The offering of Placement Shares pursuant to the Agreement will terminate upon the earlier of (i) the sale of all Placement Shares subject to the Agreement, or (ii) termination of the Agreement in accordance with its terms.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Agreement is also incorporated by reference into the Registration Statement. A copy of the opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., relating to the legality of the shares of common stock issuable under the Agreement, is filed as Exhibit 5.1 to this Current Report on Form 8-K and is also incorporated by reference into the Registration Statement.

The above disclosure shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

ITEM 1.02                                  Termination of a Material Definitive Agreement.

On July 18, 2014, the Company entered into a sales agreement (the “MLV Agreement”) with MLV & Co. LLC (“MLV”) with respect to an at-the-market offering program (the “MLV ATM Program”), under which the Company could offer and sell, from time to time at its sole discretion, shares of its Common Stock, having an aggregate offering price of up to $50,000,000 through MLV as its sales agent. All sales under the MLV ATM Program were required to be made under the Company’s effective shelf registration statement on Form S-3 (File No. 333-187242), which was declared effective by the Securities and Exchange Commission on May 1, 2013, and a related prospectus supplement filed with the Securities and Exchange Commission on July 18, 2014 .

On October 12, 2015, the Company terminated the MLV Agreement and the related MLV ATM Program, effective as of October 22, 2015.

ITEM 9.01                                  Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit
Number	Description

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

10.1	Sales Agreement, dated October 16, 2015, by and between the Registrant and Cowen and Company, LLC.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in the opinion filed as Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTA PHARMACEUTICALS CORP.

Dated: October 16, 2015	/s/ Marc Schneebaum
Marc Schneebaum
Senior Vice President, Chief Financial Officer